                                                                     EXHIBIT 3.2


                       NORWOOD PROMOTIONAL PRODUCTS, INC.



                          AMENDED AND RESTATED BYLAWS

                               TABLE OF CONTENTS


ARTICLE I OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1.  Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2.  Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.1.  Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.2.  Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.3.  Notice of Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.5.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.6.  Notice of Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.6.  Advance Notice of Shareholder Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.7.  Closing of Share Transfer Records and Fixing Record Date . . . . . . . . . . . . . . . . . . . . 3
         Section 2.8.  Shareholder List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.9.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.10.  Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.11.  Votes Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.12.  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.13.  Conduct of Shareholders Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 2.14.  Inspectors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III  BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.1.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.2.  Number of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.3.  Election; Term; Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.4.  Vacancies and Newly Created Directorships  . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.5.  Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.6.  Nominations for Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE IV  MEETINGS OF THE BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.1.  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.2.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.3.  Quorum and Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.4.  Telephone Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.5.  Action by Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE V  COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 5.1.  Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 5.2.  Other Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 5.3.  Committee Rules; Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE VI  COMPENSATION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

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
ARTICLE VII  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.1.  Methods of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.2.  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.3.  Omission of Notice to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VIII  OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.1. Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.2.  Term, Removal and Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.3.  Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.4.  Execution of Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.5.  Duties of Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.6.  Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 8.7.  President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 8.8.  Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 8.9.  Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 8.10.  Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.11.  Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.12.  Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IX  SHARES AND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 9.1.  Certificates Representing Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 9.2.  Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 9.3.  Registered Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 9.4.  Lost Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE X  INDEMNIFICATION OF OFFICERS AND DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 10.1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 10.2. Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 10.3. Indemnification Not Permissible  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 10.4. Termination of Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 10.5. Extent of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 10.6. Determination of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 10.7. Authorization of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 10.8. Director Successful on Merits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 10.9. Court Awarded Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 10.10. Advancement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 10.11. Appearance as Witness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 10.12. Indemnification of Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 10.13. Indemnification of Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 10.14. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 10.15. Reports to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 10.16. Employee Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                                      ii
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
ARTICLE XI  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 11.1.  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 11.2.  Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 11.3.  Shares of Other Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 11.4.  Checks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 11.6.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE XII  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                          AMENDED AND RESTATED BYLAWS
                                       OF
                       NORWOOD PROMOTIONAL PRODUCTS, INC.


         Norwood Promotional Products, Inc. (the "Corporation"), pursuant to the provisions of Article 2.23 of the Texas Business Corporation Act, as amended (the "TBCA"), hereby adopts these Amended and Restated Bylaws, which restate, amend and supersede the Bylaws of the Corporation in their entirety, as described below:

                                   ARTICLE I

                                    OFFICES

         Section 1.1. Registered Office. The registered office of the Corporation shall be established and maintained at such place within the State of Texas as the Board of Directors may from time to time determine.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places, either within or outside of the State of Texas, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1. Place of Meetings. Meetings of shareholders may be held at such time and place, within or outside of the State of Texas, as the Board of Directors may determine and as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Annual Meetings. An annual meeting of shareholders shall be held on the third Tuesday in January of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 a.m., local time; provided, however, that if the Board of Directors determines that it is advisable to delay an annual meeting, then such annual meeting shall be held on such date not later than 180 days following the third Tuesday in January as may be designated by the Board of Directors. At each annual meeting, the shareholders shall elect such directors as shall be required to be elected by the shareholders at such meeting pursuant to these Bylaws or as shall otherwise be required by applicable law to be elected at such meeting. At such annual meeting, the shareholders shall also transact such other business as may properly be brought before the meeting.

         Section 2.3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each shareholder entitled to vote at such meeting, not less than 10 days nor more than 60 days before the date of the meeting

         Section 2.4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the TBCA or the Articles of Incorporation, may be called only by the Chairman of the Board, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings of shareholders shall be confined to the purpose or purposes stated in the notice thereof.

         Section 2.5. Notice of Special Meetings. Written or printed notice of a special meeting of shareholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each shareholder entitled to vote at such meeting, not less than 10 days nor more than sixty days before the date of the meeting.

         Section 2.6.  Advance Notice of Shareholder Proposals.  (a)
In order to properly submit any business to an annual meeting of shareholders, a shareholder must give timely notice in writing to the Secretary of the Corporation. To be considered timely, a shareholder's notice must be delivered either personally or by certified mail, postage prepaid, and received at the principal or registered office of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting of shareholders or
(ii) if no annual meeting has been called after the expiration of more than 30 days from the date for such meeting contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.

                 (b) Nomination of persons for election to the board of directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders. However, nominations other than those made by the Board of Directors or its designated committee must comply with the procedures set forth in this Section 2.6, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this Section 2.6. A shareholder may nominate a person or persons for election to the Board of Directors by giving written notice to the Secretary of the Corporation in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Corporation by a shareholder of business to be submitted at an annual meeting of shareholders, with respect to any special meeting of shareholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

                 (c) The Secretary of the Corporation shall deliver any shareholder proposals and nominations received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

                 (d) A shareholder's notice to submit business to an annual meeting of shareholders shall set forth (i) the name and address of the shareholder, (ii) the class and number of shares of stock beneficially owned by such shareholder, (iii) the name in which such shares are registered on the stock transfer books of the corporation, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the shareholder in the business to be submitted, and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the corporation.

                 (e) In addition to the information required above to be given by a shareholder who intends to submit business to a meeting of shareholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such shareholder's notice must also set forth, as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (v) the written consent of such person to be named in the proxy statement as a nominee to serve as a director if elected, and (vi) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

                 (f) Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder's notice of nomination.

                 (g)      Notwithstanding the foregoing provisions of this
Section 2.6, a shareholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

         Section 2.7. Closing of Share Transfer Records and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or given or the date on which the resolutions of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         Section 2.8. Shareholder List. At least 10 days before each meeting of shareholders, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the Secretary.
Such list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder for any purpose germane to the meeting during ordinary business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the meeting.

         Section 2.9. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided in the Articles of Incorporation in accordance with Article
2.28 of the TBCA. Abstentions and broker non-votes will be counted as present at a meeting of shareholders for purposes of determining the presence or absence of a quorum at such meeting. The shareholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than 30 days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for 30 days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

         Section 2.10. Voting. Unless otherwise provided by the TBCA or the Articles of Incorporation, each shareholder shall have one vote for each share of stock having voting power and held of record by such shareholder.

         Section 2.11. Votes Required. With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA or the Articles of Incorporation, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders. Unless otherwise provided in the Articles of Incorporation in accordance with Article 2.28 of the TBCA, directors shall be elected by the plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. In determining the total number of shares having voting power with respect to a question brought before the meeting that are represented in person or by proxy at the meeting, broker non-votes on such question will not be counted.

         Section 2.12. Proxies. (a) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

                 (b) Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section 2.12, the following shall constitute a valid means by which a shareholder may grant such authority:

                          (i)     A shareholder may execute a writing
         authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or the authorized officer, director, employee or agent of a shareholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

                          (ii) A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, telex, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, telex, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, telex, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, telexes, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

                 (c) Any photographic, photostatic, facsimile or similar reproduction of a writing or transmission created pursuant to subsection (b) of this Section 2.12 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 2.13. Conduct of Shareholders Meetings. The Chairman of the Board, or in his absence, the President, shall call meetings of shareholders to order and shall act as chairman thereof. In the absence of the Chairman of the Board and the President, the shareholders present shall elect a chairman of the meeting. The Secretary of the Corporation shall act as secretary at all meetings of shareholders, or in his absence, the presiding officer shall appoint a person to act as secretary thereof. The chairman of the meeting may, either before or during any meeting of shareholders, prescribe rules which will govern the orderly conduct, presentation, discussion, tabling and voting, including the procedures for the presentation, revocation and counting of proxies, at the meeting with respect to issues to be presented at the meeting and all other aspects of any annual or special meeting of the shareholders.
The chairman's determination shall be in his reasonable discretion and shall be final, unless the Articles of Incorporation, these Bylaws, a resolution or resolutions of the Board of Directors or applicable law establish rules governing a particular matter, in which case such provision shall be dispositive, or unless the chairman's ruling is overruled by the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote on such matters at the meeting and present at the meeting in person or by proxy.

         Section 2.14. Inspectors. (a) The Corporation may, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                 (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                 (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction, upon application by a shareholder, shall determine otherwise.

                 (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 2.12, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection
(b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's belief that such information is accurate and reliable.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.1. Powers. The process of the Corporation shall be exercised by or under the authority, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the TBCA, by the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 3.2. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be seven.

         Section 3.3.  Election; Term; Qualifications.  Except as provided in
Section 3.4, each director shall be elected to serve for a term expiring at the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and shall qualify, or until his or her death, resignation or removal from office. Directors need not be shareholders of the Corporation.

         Section 3.4. Vacancies and Newly Created Directorships. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board of Directors shall be increased, a majority of the remaining directors, though less than a quorum, may choose a successor or the director or directors to fill the new directorship or directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the shareholders.

         Section 3.5. Removal. A director of the Corporation may be removed by the shareholders of the Corporation only for cause and only by the affirmative vote of a majority of the shareholders then entitled to vote in the election of directors. For this purpose, "cause" means (i) the director's commission of an act of fraud or embezzlement against the Corporation, (ii) the director's conviction or entry of a plea of guilty to a felony crime or (iii) upon the recommendation of the Board of Directors after a determination by the Board of Directors in its sole discretion, that the removal of such director is in the best interests of the Corporation and its shareholders.

         Section 3.6. Nominations for Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made by the Board of Directors or on behalf of the Board of Directors by a committee appointed by the Board of Directors or by any shareholder of the Corporation in accordance with Section 2.6 of these Bylaws.

                                   ARTICLE IV

                             MEETINGS OF THE BOARD

         Section 4.1. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places, either within or outside of the State of Texas, as from time to time shall be determined by the Board of Directors. Notice of the time and place of each meeting must be given to all directors at least 24 hours prior to the meeting.

         Section 4.2. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than 24 hours' notice to each director, delivered either personally or by mail or by telegram or facsimile telecommunication. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of [ONE] director.

         Section 4.3. Quorum and Voting. At all meetings of the Board of Directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business, and the act of a majority of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the TBCA, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 4.4. Telephone Meetings. Directors may attend any meeting of the Board of Directors or any committee by conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.5. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee. A telegram, telex, cablegram or similar transmission by a director, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a director, shall be regarded as signed by the director for purposes of this
Section 4.5.


                                   ARTICLE V

                                   COMMITTEES

         Section 5.1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         Section 5.2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board of Directors deems appropriate.

         Section 5.3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

                                   ARTICLE VI

                           COMPENSATION OF DIRECTORS

         The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. Compensation payable to directors may be payable in cash, shares of capital stock of the Corporation, options, warrants or other rights to purchase or acquire shares of capital stock of the Corporation, or any combination of the foregoing, as may be determined by the Board of Directors from time to time, in its discretion. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing contained in this Article VI shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VII

                                    NOTICES

         Section 7.1. Methods of Notice. Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of any statute, the Articles of Incorporation or these Bylaws, such notice shall be given in writing (i) by mail addressed to such shareholder, director or committee member at such address as appears on the books of the corporation, which notice shall be deemed to be given at the time it is deposited in the United States mail with postage thereon prepaid, (ii) by telegram, which notice shall be deemed to be given at the time it is delivered to the telegraph office, (iii) by facsimile telecommunication, which notice shall be deemed to be given at the time it is transmitted, or (iv) in person, which notice shall be deemed to be given when received.

         Section 7.2. Waiver of Notice. Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of any statute, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

         Section 7.3. Omission of Notice to Shareholders. Any notice required to be given to any shareholder under any provision of the TBCA, the Articles of Incorporation or these Bylaws need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all but in no event less than two, payments of distributions or interest on securities during a 12 month period have been mailed (if sent by first class mail) to that person, addressed at his address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                                  ARTICLE VIII

                                    OFFICERS

         Section 8.1. Officers. The executive officers of the Corporation shall consist of at least a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect as officers of the Corporation one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board of Directors shall deem appropriate, a Treasurer, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.

         Section 8.2. Term, Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent of the Corporation may be removed at any time by the affirmative vote of a majority of the Board of Directors, or, in the case of any officer other than the Chairman of the Board or the President, by the Chairman of the Board or the President. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or otherwise as provided in this Article VIII.

         Section 8.3. Salaries. The salaries and other compensation of all officers of the Corporation shall be fixed by or in the manner determined by the Board of Directors.

         Section 8.4. Execution of Instruments. The Chairman of the Board, the President, the Secretary and the Treasurer (and such other officers as are authorized thereunto by resolution of the Board of Directors) may execute in the name of the Corporation bonds, notes, debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, requiring a seal under the seal of the Corporation, and may execute such documents where not requiring a seal, except where such documents are required by law to be otherwise signed and executed and except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the corporation.

         Section 8.5. Duties of Officers. The duties and powers of the officers of the Corporation shall be as provided in these Bylaws, or as provided for pursuant to these Bylaws, or (except to the extent inconsistent with these Bylaws or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

         Section 8.6. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the shareholders and of Board of Directors. He shall advise and counsel the other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. If the Chairman of the Board is designated Chief Executive Officer, the Chairman of the Board shall have all of the powers granted by Section 8.7(a) to the President and from time to time may delegate all, or any, of his powers to the President.

         Section 8.7. President. (a) The President shall have general powers of oversight, supervision and management of the business and affairs of the Corporation, and see that all orders and resolutions of the Board of Directors are carried into effect.

                 (b) In the event another officer has been designated Chief Executive Officer of the Corporation by the Board of Directors, then (i) such other executive officer shall have the powers granted in Section 8.7(a) to the President, and (ii) the President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, be the chief operating officer of the Corporation and shall have all necessary powers to discharge such responsibility, including general supervision of the affairs of the Corporation and general and active control of all of its operations.

                 (c) The President shall perform all the duties and have all of the powers of the Chairman of the Board in the absence of the Chairman of the Board.

         Section 8.8. Vice Presidents. The Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.

         Section 8.9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. Except as may be otherwise provided in these Bylaws, he shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board and the President. He shall keep in safe custody the seal of the Corporation, if any, and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. In the absence of the Treasurer and all Assistant Treasurers, the Secretary shall perform all the duties and have all the powers of the Treasurer.

         Section 8.10. Assistant Secretaries. The Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the Chairman of the Board and President may prescribe. Assistant secretaries may be appointed by the President without prior approval of the Board of Directors.

         Section 8.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. Unless another officer has been designated Chief Financial Officer of the Corporation by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation and shall have all necessary powers to discharge such responsibility. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors, the Chairman of the Board and the President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

         Section 8.12. Assistant Treasurers. The Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.

                                   ARTICLE IX

                            SHARES AND SHAREHOLDERS

         Section 9.1. Certificates Representing Shares. (a) The Corporation shall deliver certificates representing shares to which shareholders are entitled, or the shares of the Corporation may be uncertificated shares. The Board of Directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered by the Corporation. Certificates representing shares shall be signed by the Chairman of the Board, the President, a Vice President or the Treasurer, and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

         (b) In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation (i) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series, or (ii) shall conspicuously state on the face or back of the certificate that (A) such a statement is set forth in the Articles of Incorporation and (B) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

         (c)     Each certificate representing shares issued by the Corporation
(i) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, or (ii) shall conspicuously state on the face or back of the certificate that (A) such a statement is set forth in the Articles of Incorporation and (B) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office.

         (d) In accordance with Chapter 8 - Investment Securities of the Texas Business & Commerce Code, as amended, the Corporation shall, after issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the TBCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No shares shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

         (e) In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, as permitted by the TBCA, each certificate representing shares so restricted (i) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (ii) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (iii) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and
(A) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document, or (B) if such document is one required or permitted to be and has been filed under the TBCA, that such specified document is on file in the office of the Secretary of State of Texas and contains a full statement of such restriction.

         Section 9.2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 9.3. Registered Shareholders. Unless otherwise provided in the TBCA, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business & Commerce Code, as amended:

                 (i) The Corporation may regard the person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.10 or 2.12 of these Bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect of those shares, exercising or waiving any preemptive rights with respect to those shares, entering into any agreements with respect to those shares in accordance with Articles 2.22 or 2.30 of the TBCA, or giving proxies with respect to those shares; and

                 (ii) Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

         Section 9.4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE X

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 10.1.        Definitions.   As used in this Article, the
following terms shall have the meanings indicated:

                 (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor, but does not specifically exclude liabilities that are the subject matter of this Article.

                 (b) "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving a the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                 (c)      "Expenses" include court costs and attorney's fees.

                 (d) "Official capacity" means: (i) when used with respect to a director, the office of director in the Corporation, and
         (ii) when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but (iii) in both (i) and (ii) above does not include service for any other foreign or domestic Corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                 (e) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

         Section 10.2.        Indemnification.   The Corporation shall
indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined, in accordance with Section 10.6 of this Article that the person
(a) conducted himself or herself in good faith, (b) reasonably believed, (i) in the case of conduct in the official capacity as a director of the Corporation, that the conduct was in the Corporation's best interests, and (ii) in all other cases, that the conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

         Section 10.3. Indemnification Not Permissible. Except to the extent permitted in Section 10.5 of this Article, a director shall not be indemnified by the Corporation as provided in Section 10.2 of this Article in respect of a proceeding (a) in which the director is found liable on the basis that a personal benefit was improperly received by the director, whether or not the benefit resulted from an action taken in the person's official capacity, or
(b) in which the person is found liable to the Corporation.

         Section 10.4.        Termination of Proceedings.   The termination of
a proceeding by judgment, order, settlement or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 10.2 of this Article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         Section 10.5.        Extent of Indemnification.   A person may be
indemnified by the Corporation as provided in Section 10.2 of this Article against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Corporation or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification (a) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person's duty to the Corporation.

         Section 10.6.        Determination of Indemnification.   A
determination of indemnification under Section 10.2 of this Article shall be made (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding, (c) by special legal counsel selected by the Board of Directors or a committee thereof by a vote as set forth in subsection (a) or (b) of this Section 10.6, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

         Section 10.7.        Authorization of Indemnification.   Authorization
of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified by subsection (c) of Section 10.6 of this Article for the selection of special legal counsel. Section





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10.2 makes mandatory the indemnification described therein and shall be deemed to constitute authorization of indemnification of directors of the Corporation in the manner required herein and by the TBCA, even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

         Section 10.8.        Director Successful on Merits.   The Corporation
shall indemnify a director against reasonable expenses incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because the person is or was a director if the director has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         Section 10.9.        Court Awarded Indemnification.   If, upon
application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the requirements set forth in Section 10.2 of this Article or has been found liable in the circumstances described in Section 10.3 of this Article, the Corporation shall indemnify the director to such further extent as the court shall determine; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

         Section 10.10.       Advancement of Expenses.   Reasonable expenses
incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding and without the determination specified in Section 10.6 of this Article or the authorization or determination specified in Section 10.7 of this Article, after the Corporation receives a written affirmation by the director of a good faith belief that the standard of conduct necessary for indemnification under this Article has been met and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section 10.5 of this Article. A provision contained in the Articles of in Corporation, these bylaws, a resolution of the shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this Section shall be deemed to constitute authorization of that payment or reimbursement. The written undertaking required by this Section 10.10 shall be an unlimited general obligation of the director, but need not be secured. It may be accepted without reference to financial ability to make repayment.

         Section 10.11.       Appearance as Witness.   Notwithstanding any
other provision of this Article, the Corporation may pay or reimburse expenses incurred by a director in connection with an appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

         Section 10.12. Indemnification of Officers. An officer of the Corporation shall be indemnified by the Corporation as and to the same extent provided for a director by Sections

10.8 and 10.9 of this Article and is entitled to seek indemnification under those sections to the same extent as a director. The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation to the same extent that it may indemnify and advance expenses to directors under this Article.

         Section 10.13.       Indemnification of Others.   The Corporation may
indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the same extent that it may indemnify and advance expenses to directors under this Article and the TBCA. The Corporation may indemnify and advance expenses to an officer, employee, agent or person identified in this Section 10.13 and who is not a director to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these bylaws, general or specific action of the board of directors or contract or as permitted or required by the TBCA or by common law.

         Section 10.14.       Insurance.   The Corporation may purchase and
maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in such a capacity or arising out of the status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under this Article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation (a) create a trust fund, (b) establish any form of self-insurance,
(c) secure its indemnity obligations by grant of a security interest or other lien on the assets of the Corporation, or (d) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Corporation or with any insurer or other person deemed appropriate by the board of directors, regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.





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
         Section 10.15.       Reports to Shareholders.   Any indemnification of
or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next meeting of shareholders or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

         Section 10.16.       Employee Benefit Plan.   For purposes of this
Article, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by the director of the director's duties to the Corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed to be fines. Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties or for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                                   ARTICLE XI

                                    GENERAL

         Section 11.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation or of the resolutions, if any, providing for any series of stock.

         Section 11.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 11.3. Shares of Other Corporations. Each of the Chairman of the Board, the President, the Secretary, the Treasurer and any Vice President are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or other entity standing in the name of the Corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by





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
resolution any additional person to vote or represent said shares of other corporations and other entities.

         Section 11.4. Checks. All checks, drafts, bills of exchange or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 11.5. Corporate Records. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class and series, if any, of shares held by each. All other books and records of the Corporation may be kept at such place or places within or outside of the State of Texas as the Board of Directors may from time to time determine.

         Section 11.6. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; if not so fixed, it shall be the 52-week period ending on the Saturday that is closest to September 1 in each calendar year.

                                  ARTICLE XII

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the whole Board of Directors, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting, subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

         Adopted by the Board of Directors on August 22, 1997.




                                        /s/ James P. Gunning, Jr.
                                ------------------------------------------
                                Secretary





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